Exhibit (10-3)
Long-Term Incentive Program – Related Correspondence and Terms and Conditions

FORM LTIP-NSO AWARD AGREEMENT
____________________________________________________________________________________

%%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-%
%%EMPLOYEE_IDENTIFIER%-%

Subject: NON-STATUTORY STOCK OPTION SERIES YR-LTIP-AA

In recognition of your contributions to the future success of the business, The Procter & Gamble Company ("Company") hereby grants to you an option to purchase shares of Procter & Gamble Common Stock as follows:

Option Price per Share:	%%OPTION_PRICE%-%
Number of Shares:	%%TOTAL_SHARES_GRANTED%-%
Grant Date:	[DATE]
Expiration Date:	[DATE + 10 YEARS]
Vest Date:	[DATE + 3 YEARS]
Acceptance Deadline:	XX November 20XX
This Award is granted in accordance with and subject to the terms of The Procter & Gamble 2019 Stock and Incentive Compensation Plan (including any applicable sub-plan) (the "Plan"), the Regulations of the Compensation and Leadership Development Committee of the Board of Directors ("Committee"), this Award Agreement including Attachments and the Exercise Instructions in place as may be revised from time to time. Any capitalized terms used in this Agreement that are not otherwise defined herein are defined in the Plan. You may access the Plan by activating this hyperlink: The Procter & Gamble 2019 Stock and Incentive Compensation Plan and the Regulations and Sub Plans by activating this hyperlink: Regulations of the Committee. If you have difficulty accessing the materials online, please send an email to [email] for assistance.

Vesting and Exercise
If you leave the Company before the Vest Date, the Award will be forfeited unless you meet one of the conditions listed below. If you remain employed through the Vest Date, the Award will become exercisable on the Vest Date. If you terminate employment before the Expiration Date and prior to exercising the Award, except for the reasons listed below, the Award will be forfeited immediately upon your termination of employment. For the purposes of this Award, termination of employment will be effective as of the date that you are no longer actively employed and will not be extended by any notice period required under local law.

1. Termination on Account of Death. In the event of death, the Vest Date for this Award becomes your date of death and the Award in its entirety remains exercisable until the Expiration Date.

2. Termination for a Qualified Reason Listed Below. In the event you terminate employment for one of the qualified reasons listed below, after the Grant Date but before [DATE +3 WEEKS], the Award will be forfeited. In the event of termination for one of the qualified reasons listed below, on or after [DATE +3 WEEKS], but prior to [DATE + 1 YEAR], the award will be prorated based on the number of days you remained an employee between the Grant Date and [DATE + 1 YEAR]. If the termination for one of the qualified reasons listed below occurs after [DATE + 1 YEAR], the entire award will be retained. The portion of the award that is ultimately retained will be exercisable on the Vest Date in this Award Agreement and will expire on the Expiration Date as long as you remain in compliance with the terms of the Plan and the Regulations. Qualified termination reasons are as follows:

•Retirement or Disability;
•Termination pursuant to a written separation agreement from the Company or a subsidiary that provides for equity retention; or
•Termination in connection with a divestiture or separation of any of the Company’s businesses.

This Award Agreement, including Attachment A, the Plan and Regulations of the Committee together constitute an agreement between the Company and you in accordance with the terms thereof and hereof, and no other understandings and/or agreements have been entered by you with the Company regarding this specific Award. Any legal action related to this Award, including Article 6 of the Plan, must be brought in any federal or state court located in Hamilton County, Ohio, USA, and you hereby agree to accept the jurisdiction of these courts and consent to service of process from said courts solely for legal actions related to this Award. You have the right to consult with a lawyer before accepting this Award.

THE PROCTER & GAMBLE COMPANY
Tracey Grabowski
Chief Human Resources Officer

IMPORTANT

By accepting this award within your E*TRADE account, you agree to be bound by The Procter & Gamble 2019 Stock Plan including the non-compete and non-solicitation clauses, the Stock Plan Regulations of the Committee, this Award Agreement including Attachment A (at end of this document), and any additional terms and conditions relevant to your current home and/or host market listed on the following page.

FORM LTIP-RSU AWARD AGREEMENT
_____________________________________________________________________________________

%%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-%
%%EMPLOYEE_IDENTIFIER%-%

Subject: RESTRICTED STOCK UNIT SERIES YR-LTIP-RSU

In recognition of your contributions to the future success of the business, The Procter & Gamble Company ("Company") hereby grants to you Restricted Stock Units ("RSUs") of Procter & Gamble Common Stock as follows:

Number of Restricted Stock Units:	%%TOTAL_SHARES_GRANTED%-%
Grant Date Share Price:	%%MARKET_VALUE%-%
Grant Date:	[DATE]
Vest Date:	[DATE + 3 YEARS]
Settlement Date (Shares Delivered on):	[DATE + 3 YEARS]
Acceptance Deadline:	DD November 20XX

This Award is granted in accordance with and subject to the terms of The Procter & Gamble 2019 Stock and Incentive Compensation Plan (including any applicable sub-plan) (the "Plan"), the Regulations of the Compensation and Leadership Development Committee of the Board of Directors ("Committee"), this Award Agreement including Attachments and the Settlement Instructions in place as may be revised from time to time. Any capitalized terms used in this Agreement that are not otherwise defined herein are defined in the Plan. You may access the Plan by activating this hyperlink: The Procter & Gamble 2019 Stock and Incentive Compensation Plan and the Regulations and Sub Plans by activating this hyperlink: Regulations of the Committee. If you have difficulty accessing the materials online, please send an email to [email] for assistance.

Voting Rights and Dividend Equivalents
As a holder of RSUs, during the period from the Grant Date until the date the RSUs are paid, each time a cash dividend or other cash distribution is paid with respect to Common Stock, you will receive additional RSUs ("Dividend Equivalent RSUs"). The number of Dividend Equivalent RSUs will be determined as follows: multiply the number of RSUs and Dividend Equivalent RSUs currently held by the per share amount of the cash dividend or other cash distribution on Common Stock, then divide the result by the price of the Common Stock on the date of the dividend or distribution. These Dividend Equivalent RSUs will be subject to the same terms and conditions as the original RSUs that gave rise to them, including vesting and settlement terms, except that if there is a fractional number of Dividend Equivalent RSUs on the date the RSUs are paid, the resulting fractional share unit may be paid as cash, fractional shares, or rounded up to the nearest full share based on administrative preference of the Company. This Award represents an unfunded, unsecured right to receive payment in the future, and does not entitle you to voting rights or dividend rights as a shareholder.

Vesting and Payment
If you leave the Company before the Vest Date, the Award will be forfeited unless you meet one of the conditions listed below. If you remain employed through the Vest Date, the Award will paid on the Settlement Date. For the purposes of this Award, termination of employment will be effective as of the date that you are no longer actively employed and will not be extended by any notice period required under local law.

1. Termination on Account of Death. In the event of death, the Award will be immediately and fully vested and payment will be made by the later of the end of the calendar year or two and a half months following the date of death.

2. Termination for a Qualified Reason Listed Below. In the event you terminate employment for one of the qualified reasons listed below, after the Grant Date but before [DATE + 3 WEEKS], the Award will be forfeited. In the event of termination for one of the qualified reasons listed below, on or after [DATE + 3 WEEKS], but prior to [DATE + 1 YEAR], the award will be prorated based on the number of days you remained an employee between the Grant Date and [DATE + 1 YEAR]. If the termination for one of the qualified reasons listed below occurs after [DATE + 1 YEAR], the entire award will be retained. The portion of the award that is ultimately retained will be delivered on the Settlement Date in this Award Agreement as long as you remain in compliance with the terms of the Plan and the Regulations. Qualified termination reasons are as follows:

•Retirement or Disability;
•Termination pursuant to a written separation agreement from the Company or a subsidiary that provides for equity retention; or
•Termination in connection with a divestiture or separation of any of the Company’s businesses.

Notwithstanding the foregoing, in the event of a Change in Control, payment shall be made pursuant to the terms provided in the Plan.

Payment under this Award will be made in the form of Common Stock or such other form of payment as determined by the Committee pursuant to the Plan, subject to applicable tax withholding.

This Award Agreement including the Plan and Regulations of the Committee together constitute an agreement between the Company and you in accordance with the terms thereof and hereof, and no other understandings and/or agreements that have been entered by you with the Company regarding this specific Award. Any legal action related to this Award, including Article 6 of the Plan, may be brought in any federal or state court located in Hamilton County, Ohio, USA, and you hereby agree to accept the jurisdiction of these courts and consent to service of process from said courts solely for legal actions related to this Award. You have the right to consult with a lawyer before accepting this Award.

THE PROCTER & GAMBLE COMPANY
Tracey Grabowski
Chief Human Resources Officer

IMPORTANT
_____________________________________________________________________________________________
By accepting this award within your E*TRADE account, you agree to be bound by The Procter & Gamble 2019 Stock Plan including the non-compete and non-solicitation clauses, the Stock Plan Regulations of the Committee, this Award Agreement including Attachment A (at end of this document), and any additional terms and conditions relevant to your current home and/or host market listed on the following page.

_____________________________________________________________________________________________
Attachment A

Please note that when the issue or transfer of the Common Stock covered by this Award may, in the opinion of the Company, conflict or be inconsistent with any applicable law or regulation of any governmental agency, the Company reserves the right to refuse to issue or transfer said Common Stock and that any outstanding Awards may be suspended or terminated and net proceeds may be recovered by the Company if you fail to comply with the terms and conditions governing this Award.

Nature of the Award
By completing this form and accepting the Award evidenced hereby, I acknowledge that: i) the Plan is established voluntarily by The Procter & Gamble Company ("P&G"), it is discretionary in nature and it may be amended, suspended or terminated at any time; ii) Awards under the Plan are voluntary and occasional and this Award does not create any contractual or other right to receive future Awards, or benefits in lieu of an Award, even if Awards have been granted repeatedly in the past; iii) all decisions with respect to future Awards, if any, will be at the sole discretion of P&G; iv) my participation in the Plan is voluntary; v) this Award is an extraordinary item and not part of normal or expected compensation or salary for any purposes including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; vi) in the event that my employer is not P&G, the Award will not be interpreted to form an employment relationship with P&G; and furthermore, the Award will not be interpreted to form an employment contract with my employer ("Employer"); vii) the future value of the shares purchased under the Plan is unknown and cannot be predicted with certainty, may increase or decrease in value and potentially have no value; viii) my participation in the Plan shall not create a right to further employment with my Employer and shall not interfere with the ability of my Employer to terminate my employment relationship at any time, with or without cause; ix) and no claim or entitlement to compensation or damages arises from the termination of the Award or the diminution in value of the Award or shares purchased and I irrevocably release P&G and my Employer from any such claim that may arise.

Data Privacy
I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, my Employer and The Procter & Gamble Company and its subsidiaries and affiliates ("P&G") for the exclusive purpose of implementing, administering and managing my participation in the Plan.

I understand that P&G and my Employer hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in P&G, details of all Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing the Plan ("Data"). I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in my country or elsewhere (including countries outside the European Economic Area), and that the recipient’s country may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom I may elect to deposit any shares of stock acquired upon exercise or settlement of the Award. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

Responsibility for Taxes
Regardless of any action P&G or my Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding ("Tax-Related Items"), I acknowledge that the ultimate liability for all Tax-Related Items is and remains my responsibility and that P&G and/or my Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including the issuance, vesting or exercise, settlement, the subsequent sale of shares acquired, the receipt of any dividends or dividend equivalents or the potential impact of current or future tax legislation in any jurisdiction; and (2) do not commit to structure the terms of the Award or any aspect of the Award to reduce or eliminate my liability for Tax-Related Items.

Prior to exercise or settlement of an Award, I shall pay or make adequate arrangements satisfactory to P&G and/or my Employer to satisfy all withholding and payment on account obligations of P&G and/or my Employer. In this regard, I authorize P&G and/or my Employer to withhold all applicable Tax-Related Items from my wages or other cash compensation paid to me by P&G and/or my Employer or from proceeds of the sale of the shares. Alternatively, or in addition, if permissible under local law, P&G may (1) sell or arrange for the sale of shares that I acquire to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in shares, provided that P&G only withholds the amount of shares necessary to satisfy the minimum withholding amount. Finally, I shall pay to P&G or my Employer any amount of Tax-Related Items that P&G or my Employer may be required to withhold as a result of my participation in the Plan or my purchase of shares that cannot be satisfied by the means previously described. P&G may refuse to honor the exercise and refuse to deliver the shares if I fail to comply with my obligations in connection with the Tax-Related Items as described in this section.